EXHIBIT 99.3

Unaudited Pro Form Condensed Consolidated Financial Information

The unaudited pro forma condensed consolidated financial statements set forth below are based on the audited financial statements of the Company included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 filed with the SEC; the audited financial statements of Certain Acquired Oil and Gas Properties for such year and for the period January 1, 2007 to August 3, 2007 included in this Information Statement; the audited financial statements of Sonterra Resources, Inc. for the period of its inception, April 17, 2007 to September 30, 2007 included in this Information Statement; and the unaudited financial statements of the Company included in the Company’s Quarterly Report on Form 10-QSB for the nine months ended September 30, 2007.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007 give effect to the Sonterra Acquisitions and the financing described under “The Securities Exchange - The Sonterra Financing” and “- Additional Terms Under the Notes” as if each had occurred on January 1, 2006. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 gives effect to those transactions described under “The Securities Exchange - The Sonterra Financing” that are expected to involve the exchange of securities and effect our acquisition of Sonterra Resources, Inc. Because the Sonterra Acquisitions and related debt transactions have occurred and have been reflected in the September 30, 2007 balance sheet for Sonterra Resources, Inc., no pro forma adjustments related to these transactions have been made to the unaudited pro forma condensed consolidated balance sheet. The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the SEC for the preparation of pro forma financial statements. They are based upon available information, preliminary estimates and certain assumptions that we believe are reasonable and are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. We emphasize, however, that the unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the Company’s and the Certain Acquired Oil and Gas Properties’ and Sonterra’s actual combined performance or financial position would have been had the transactions occurred on the dates indicated and do not purport to indicate financial position or results of operations as of any future date or for any future period.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2007

	RCGI	Sonterra Resources, Inc.	Pro Forma Adjustments Related to Acquisition of Sonterra Resources, Inc. (Note A, C)	Pro Forma Consolidated Balance Sheet

Assets
Current Assets
Cash and equivalents	$95,016	$1,623,581	$-	$1,718,597
Accounts receivable, net	-	401,856	-	401,856
Prepaid expenses and other	28,290	-	-	28,290
Total Current Assets	123,306	2,025,437	-	2,148,743

Property and Equipment, net
Oil and Gas Properties, full cost method
Unproved properties	-	695,505	-	695,505
Proved properties	-	4,323,586	-	4,323,586
Pipelines and facilities	-	813,927	-	813,927
Other property and equipment	-	58,000	-	58,000
Total Property and Equipment, net	-	5,891,018	-	5,891,018

Other Assets
Debt issuance costs, net of amortization	-	312,548	-	312,548
	-	312,548	-	312,548

Total Assets	$123,306	$8,229,003	$-	$8,352,309

Refer to accompanying notes to the unaudited pro forma condensed consolidated financial statements.

	RCGI	Sonterra Resources, Inc.	Pro Forma Adjustments Related to Acquisition of Sonterra Resources, Inc. (Note A, C)		Pro Forma Consolidated Balance Sheet

Liabilities
Current Liabilities
Accounts payable, trade and accrued liabilities	$46,127	$500,057	$-		$546,184
Interest payable	-	156,716	-		156,716
Accounts payable to related parties	115,868	-	-		115,868
Total Current Liabilities	161,995	656,773	-		818,768

Noncurrent Liabilities
Long-term debt	-	7,990,010	(5,990,010)	(3)	2,000,000
			(2,000,000)	(4)
			2,000,000	(4)
Asset retirement obligation	-	105,510	-		105,510
Total Noncurrent Liabilities	-	8,095,520	(5,990,010)		2,105,510

Total Liabilities	161,995	8,752,293	(5,990,010)		2,924,278

Shareholders’ Equity (Deficit)
Common stock	38,552	10,890	(900)	(3)	257,018
			218,466	(3)
			(9,990)	(3)
Additional paid in capital	2,397,193	-	5,771,544	(3)	7,645,447
			9,990	(3)
			(533,280)	(3)
Treasury stock	-	(900)	900	(3)	-
Retained earnings (deficit)	(2,474,434)	(533,280)	533,280	(3)	(2,474,434)
Total Shareholders’ Equity (Deficit)	(38,689)	(523,290)	5,990,010		5,428,031

Total Liabilities and Shareholders’ Equity (Deficit)	$123,306	$8,229,003	$-		$8,352,309

Refer to accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Months Ended September 30, 2007

	RCGI	Sonterra Resources, Inc.	Pro Forma Adjustments Related to Acquisition of Sonterra Resources, Inc. (Note A, C)		Certain Acquired Properties	Pro Forma Adjustments Related to Acquisition of Certain Properties (Note B, D)		Pro Forma Consolidated Statement of Operations

Revenues
Oil and gas sales	$-	$317,057	$-		$1,883,900	$28,853	(6)	$2,229,810
Other operating income	-	134,186	-		88,539	17,135	(6)	239,860
Total Revenues	-	451,243	-		1,972,439	45,988		2,469,670

Costs and Expenses
Lease operating expenses	-	145,293	-		730,335	30,111	(6)	905,739
Production taxes	-	20,280	-		123,885	1,785	(6)	145,950
Pipeline operating expenses	-	-	-		6,563	-		6,563
Depreciation, depletion and amortization	-	145,071	-		584,013	(38,293)	(8)	690,791
General and administrative	276,970	500,370	-		71,800	5,800	(6)	854,940
Total Costs and Expenses	276,970	811,014	-		1,516,596	(597)		2,603,983

Other Income (Expense)
Interest income	2,148	-	-		-	-		2,148
Other income	130,000	-	-		-	-		130,000
Interest expense	(322)	(173,509)	-		-	(45,313)	(7)	(286,942)
						(67,798)	(9)
Total Other Income (Expense)	131,826	(173,509)	-		-	(113,111)		(154,794)

Income (loss) before tax	(145,144)	(533,280)	-		455,843	(66,526)		(289,107)
Income tax expense	-	-	-		173,220	10,252	(6)	183,472

Net Income (Loss)	$(145,144)	$(533,280)	$-		$282,623	$(76,778)		$(472,579)

Net Income (Loss) Per Share
Basic and diluted	$(0.00)	N/A	$-					$(0.02)

Weighted average shares outstanding
Basic and diluted	38,517,381	182	(182)	(3)				25,714,564
			218,465,578	(3)
			(231,268,395)	(5)

Refer to accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2006

	RCGI	Sonterra Resources, Inc.	Pro Forma Adjustments Related to Acquisition of Sonterra Resources, Inc. (Note A, C)		Certain Acquired Properties	Pro Forma Adjustments Related to Acquisition of Certain Properties (Note B, D)		Pro Forma Consolidated Statement of Operations

Revenues
Oil and gas sales	$-	$-	$-		$4,722,640	$-		$4,722,640
Other operating income	-	-	-		168,002	-		168,002
Total Revenues	-	-	-		4,890,642	-		4,890,642

Costs and Expenses
Lease operating expenses	-	-	-		1,210,208	-		1,210,208
Productions taxes	-	-	-		306,912	-		306,912
Pipeline operating expenses	-	-	-		5,080	-		5,080
Depreciation, depletion and amortization	-	-	-		1,514,496	(11,374)	(8)	1,503,122
Impairment of pipeline	-	-	-		1,330,000	-		1,330,000
General and administrative	640,564	-	-		216,000	-		856,564
Total Costs and Expenses	640,564	-	-		4,582,696	(11,374)		5,211,886

Other Income (Expense)
Interest income	2,073	-	-		-	-		2,073
Interest expense	(208,881)	-	-		-	(298,448)	(7)	(639,245)
						(131,916)	(9)
Total Other Income (Expense)	(206,808)	-	-		-	(430,364)		(637,172)

Income before tax	(847,372)	-	-		307,946	(418,990)		(958,416)
Income tax expense	-	-	-		117,019	-	(10)	117,019

Net Income (Loss)	$(847,372)	$-	$-		$190,927	$(418,990)		$(1,075,435)

Net Income (Loss) Per Share
Basic and diluted	$(0.03)	$0.00	$0.00					$(0.04)

Weighted average shares outstanding
Basic and diluted	26,064,226	30	333	(1)				24,452,980
			(30)	(2)
			(333)	(3)
			218,465,578	(3)
			(220,076,824)	(5)

Refer to accompanying notes to the unaudited pro forma consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

A)	ACQUISITION OF SONTERRA RESOURCES, INC.

The unaudited pro forma condensed consolidated financial statements reflect the securities transactions described in 1) the original securities purchase agreement between Longview and Sonterra entered into on July 9, 2007, 2) the amended and restated securities agreement between Longview and Sonterra (“Sonterra SPA”) executed on August 3, 2007, and 3) the intended acquisition by us of Sonterra as described by the securities exchange agreement between us and Longview (“Securities Exchange Agreement”) entered into on August 3, 2007. The transactions described in these agreements are assumed to have occurred on January 1, 2006 (in the case of the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007), or on September 30, 2007 (in the case of the unaudited pro forma condensed consolidated balance sheet as of that date). The following adjustments have been made to give effect to that transaction.

(1)	Issue 333 shares of Sonterra no par common stock for an agreed upon purchase price of $30 per share to Longview pursuant to the Sonterra SPA.

(2)	Redeem 30 shares of outstanding Sonterra common stock for $30 per share from all shareholders other than Longview pursuant to the Sonterra SPA.

(3)
Exchange 333 shares of Sonterra common stock owned by Longview, the Sonterra Equity Note in the amount of $5,990,010 issued to Longview and the Sonterra Warrant issued to Longview for 218,465,578 shares of RCGI common stock and a Warrant for the purchase of 49,586,777 shares of RCGI common stock. This transaction occurs pursuant to the Securities Exchange Agreement and represents an exchange of shares between entities under common control, accounted for in the accounts of RCGI by recognizing the assets and liabilities transferred from Sonterra at their carrying amounts at the date of transfer. The retained deficit of Sonterra at the date of transfer is reclassified to additional paid in capital in the accounts of RCGI.

(4)	Exchange Sonterra Non-Equity Note issued to Longview for the Initial Note issued to Longview pursuant to the Securities Exchange Agreement.

(5)	Reduce shares of our common stock outstanding to give effect to the reverse stock split, assuming such split will occur at a 1-for-10 rate.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - continued

B)	ACQUISITION OF CERTAIN ACQUIRED OIL AND GAS PROPERTIES

On July 9, 2007, Sonterra Resources, Inc., (“Sonterra”) entered into a purchase and sale agreement with Cinco Natural Resources Corporation (“Cinco”) for the acquisition of certain oil and gas interests in Calhoun and Matagorda Counties, Texas (the “Cinco Acquisition”). Also on July 9, 2007, pursuant to the original securities purchase agreement with Sonterra, Longview advanced $322,500 to Sonterra, evidenced by a senior secured note of Sonterra (the “Deposit Note”). On August 3, 2007, in connection with the closing of the Cinco Acquisition and pursuant to the Sonterra SPA, Longview advanced $5,990,010 to Sonterra (of which $322,500 refinanced the Deposit Note) evidenced by the Sonterra Equity Note issued to Longview. On August 3, 2007, Sonterra closed the Cinco Acquisition and also entered into a purchase and sale agreement with Flash Gas and Oil Southwest for the purchase of the remaining properties constituting the Sonterra Acquisitions (the “Flash Acquisition”). On August 29, 2007, Sonterra issued a promissory note in the principal amount of $2,000,000 (“Sonterra Non-Equity Note”) to Longview and closed the Flash Acquisition with proceeds from the Non-Equity Note. Collectively, the properties acquired in the Cinco Acquisition and the Flash Acquisition are referred to as “Certain Acquired Oil and Gas Properties.” Because the acquisition of Certain Acquired Oil and Gas Properties and related debt transactions have occurred and have been reflected in the September 30, 2007 balance sheet for Sonterra Resources, Inc., no pro forma adjustments related to these transactions have been made to the unaudited pro forma condensed consolidated balance sheet presented as of September 30, 2007. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and the nine months ended September 30, 2007 assume the acquisition of Certain Acquired Oil and Gas Properties and the related debt transactions as if the transactions had occurred on January 1, 2006. The following adjustments have been made to give effect to the transactions on the pro forma statements of operations.

(6)
The audited financial statements for Certain Acquired Properties are prepared for the period ending August 3, 2007, and accordingly include results of operations through that date. The properties acquired by Sonterra from Cinco were acquired on August 29, 2007. This adjustment adds to the pro forma financial information the revenues and expenses for the properties acquired by Sonterra from Cinco for the period August 3, 2007 to August 29, 2007.

(7)
Add interest expense for the year ended December 31, 2006, and adjust interest expense for the nine months ended September 30, 2007 to reflect the amount calculated as if the Initial Note issued to Longview had been outstanding from January 1, 2006. Interest on the Initial Note accrues at a rate equal to a 3month LIBOR rate plus 8.25%, redetermined for each calendar quarter. For the calculation of pro forma interest expense adjustments, rates varied from 12.93% to 16.62% per annum for 2006, and from 13.61% to 13.79% per annum for 2007. The current rate is 13.48% per annum.

(8)
Adjust DD&A expense for the year ended December 31, 2006, and the nine months ended September 30, 2007 to give effect to Sonterra’s acquisition cost as of January 1, 2006. The DD&A expense was calculated for the oil and gas properties according to the unit-of-production method using estimates of proved reserves as determined by independent engineers. DD&A expense also includes a component for the depreciation of the pipeline, calculated on a straight-line basis over the estimated useful life of the pipeline. For the year ended December 31, 2006, a net negative adjustment to DD&A expense was recognized as a result of a positive adjustment for DD&A expense related to the oil and gas properties ($64,063) offset by a negative adjustment for pipeline depreciation ($75,437). Depreciation reported in the Sellers’ financial statements was calculated for 2006 before the 2006 pipeline impairment was calculated, resulting in a higher depreciation expense based on a higher pre-impairment asset book value.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS – continued

B)	ACQUISITION OF CERTAIN ACQUIRED OIL AND GAS PROPERTIES (continued)

(9)
Add the amortization of capitalized debt issuance costs for the year ended December 31, 2006, and adjust the amortization amount for the nine months ended September 30, 2007 to reflect the amount calculated as if the capitalized debt issuance costs were incurred at January 1, 2006.

(10)
No income tax benefit pro forma adjustment is recorded for the year ended December 31, 2006. The uncertainty of the eventual realization of a deferred income tax asset balance requires the application of a full valuation allowance against any income tax benefit, resulting in a net zero income tax benefit and deferred tax asset. The Federal and State income tax expense recognized for 2006 and 2007 for the Certain Acquired Properties was kept in place as such amount would be due under the separate return method of computing income taxes.

C)	2007 STOCK OPTION PLAN

Pursuant to a stock option plan to be established as a condition of the Securities Exchange Agreement (“2007 Plan”) and upon consummation of the transactions described therein, options will be granted to each of the three Principals of Sonterra. The number of shares underlying the options to be granted under the 2007 Plan will equal a number of shares that will constitute, in the aggregate, 20% of our outstanding common stock after giving effect to the reverse stock split and the Securities Exchange. One-third of the options will be granted to each Principal. The options under the 2007 Plan will be granted in three tranches: one third (1/3) of the options will be granted at an exercise price per share of common stock equal to the fair value of such shares, to be determined by the Board of Directors at the time when the options are first granted under the 2007 Plan, but not less than the exercise price of the Warrant to be issued to Longview in the Securities Exchange (the “Initial Option Price”); one third (1/3) of the options will be granted at an exercise price equal to 130% of the Initial Option Price and one third (1/3) of the options shall be granted at an exercise price equal to 150% of the Initial Option Price. The options will have a term of 10 years. One third (1/3) of the options in each tranche will vest on each of the first three anniversaries following the closing of the Securities Exchange. The granting of these options concurrent with consummation of the Securities Exchange Transactions is considered a nonrecurring transaction directly attributable to the acquisition of Sonterra and accordingly, no related pro forma adjustments are reflected on the Unaudited Pro Forma Consolidated Statements of Operations. The granting of these options has no effect on the Unaudited Pro Forma Consolidated Balance Sheet.

D)	OIL AND GAS PRODUCING ACTIVITIES AND PROPERTIES

The following Unaudited information has been prepared in accordance with Statement of Financial Accounting Standard No. 69, Disclosure about Oil and Gas Producing Activities (SFAS 69).

The estimates of proved reserves and related future net cash flows that are presented in the following tables are based upon estimates made by independent petroleum engineering consultants. The reserve information was prepared as of December 31, 2006. Prior period quantities were computed based on the December 31, 2006 reserve information, rolled back for actual production and sales information. Accordingly, there are no “revisions of previous engineering estimates”. There are many inherent uncertainties in estimating proved reserve quantities, projecting future production rates, and timing of development expenditures. Accordingly, these estimates are likely to change as future information becomes available. Proved developed reserves are the estimated quantities of crude oil, condensate, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS – continued

D)	OIL AND GAS PRODUCING ACTIVITIES AND PROPERTIES (continued)

Changes in estimated net quantities of conventional oil and gas reserves, all of which are located within the United States, are as follows:

	RCGI	Sonterra Resources, Inc.	Certain Acquired Properties	Consolidated
Proved developed and undeveloped reserves:
Natural gas (mcf):
January 1, 2006 quantities	—	—	2,760,975	2,760,975
Extensions and discoveries	—	—	—	—
Reserves purchased	—	—	—	—
Sales volumes	—	—	(489,138)	(489,138)
Revisions of previous engineering estimates	—	—	—	—
Reserves transferred	—	—	—	—
December 31, 2006 reserve quantities	—	—	2,271,837	2,271,837
Crude oil (Bbl):
January 1, 2006 reserve quantities	—	—	111,987	111,987
Extensions and discoveries	—	—	—	—
Reserves purchased	—	—	—	—
Sales volumes	—	—	(21,028)	(21,028)
Revisions of previous engineering estimates	—	—	—	—
Reserves transferred	—	—	—	—
December 31, 2006 reserve quantities	—	—	90,959	90,959
Proved developed reserves:
Natural gas (mcf):
January 1, 2006	—	—	1,694,089	1,694,089
December 31, 2006	—	—	1,204,951	1,204,951
Crude oil (Bbl):
January 1, 2006	—	—	66,995	66,995
December 31, 2006	—	—	45,967	45,967

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - continued

D)	OIL AND GAS PRODUCING ACTIVITIES AND PROPERTIES (continued)

The following table sets forth a standardized measure of the estimated discounted future net cash flows attributable to proved developed and undeveloped oil and gas reserves. Prices used to determine future cash inflows were based on the December 31, 2006 period end price for the proved developed reserves of $5.64 per mcf of gas and $57.75 per barrel of oil. The future production and development costs represent the estimated future expenditures to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions. Future income tax expense was estimated at 35% for combined federal and state rate.

As of December 31, 2006:	RCGI	Sonterra Resources, Inc.	Certain Acquired Properties	Consolidated
Future cash inflows	$—	$—	$17,219,147	$17,219,147
Future production and development costs	—	—	(8,091,886)	(8,091,886)
Future income tax expense	—	—	(3,408,328)	(3,408,328)
Future net cash flows	—	—	5,718,933	5,718,933
10% annual discount to reflect timing of net cash flows	—	—	(2,083,707)	(2,083,707)
Standardized measure of discounted future net cash flows relating to proved reserves	$—	$—	$3,635,226	$3,635,226

The principal factors comprising the changes in the standardized measure of discounted future net cash flows are as follows:

	RCGI	Sonterra Resources, Inc.	Certain Acquired Properties	Consolidated

Standardized measure, January 1, 2006	$—	$—	$4,922,569	$4,922,569
Extensions and discoveries	—	—	—	—
Reserves purchased	—	—	—	—
Development costs incurred	—	—	115,879	115,879
Sales and transfers, net of production costs	—	—	(3,205,520)	(3,205,520)
Revisions in quantity and price estimates	—	—	—	—
Net change in income taxes	—	—	1,063,480	1,063,480
Accretion of discount	—	—	738,818	738,818
Standardized measure, December 31, 2006	$—	$—	$3,635,226	$3,635,226